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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF WFS FINANCIAL, INC.

                 WFS Financial Auto Inc., a Nevada Corporation
                 WFS Financial Auto 2, Inc., a Nevada Corporation WFS Investments, Inc., a California Corporation WFS Funding, Inc., a Nevada Corporation
                 WFS Receivables Corporation, a Nevada Corporation WFS Web Investments, a California Corporation